Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

AIM ImmunoTech Inc.

Ocala, Florida

We hereby consent to the  incorporation by reference in the Prospectus constituting a part this Registration Statement of our report dated March 30, 2021, relating to the consolidated financial statements of AIM ImmunoTech Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Miami, Florida
January 21, 2022